  As filed with the U.S. Securities and Exchange Commission on July 19, 2002


                                                  Registration No. 333-92044


                                                                   333-92044-01

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM F-3/A


                        (PRE-EFFECTIVE AMENDMENT No. 1


                                      to


                                   FORM F-3)

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------
Petroleo Brasileiro S.A.--Petrobras     Petrobras International Finance Company
          (Exact name of each registrant as specified in its charter)
Brazilian Petroleum Corporation--Petrobras            Not Applicable
                (Translation of registrant's name into English)
     The Federative Republic of Brazil                Cayman Islands
                (Jurisdiction of incorporation or organization)
              Not Applicable                          Not Applicable
                    (I.R.S. employer identification number)
     Avenida Republica do Chile, 65     Anderson Square Building, P.O. Box 714
  20035-900--Rio de Janeiro--RJ, Brazil       George Town, Grand Cayman
            (55-21) 2534-4477                   Cayman Islands, B.W.I.
                                                  (55-21) 2534-1410
  (Address and telephone number of registrant's principal executive offices)
  Petroleo Brasileiro S.A.--Petrobras   Petroleo Brasileiro S.A.--Petrobras
   570 Lexington Avenue, 43rd Floor   1330 Avenue of the Americas, 16th Floor
          New York, NY 10022                  New York, NY 10019-5422
            (212) 829-1517                        (212) 829-1517
           (Name, address and telephone number of agent for service)

                                   Copy to:
                            Carmen Amalia Corrales
                      Cleary, Gottlieb, Steen & Hamilton
                               One Liberty Plaza
                              New York, NY 10006
                                (212) 225-2982

   Approximate date of commencement of proposed sale to the public: At such time (from time to time) after the effective date of this Registration Statement as agreed upon by the registrants and any underwriters or agents in light of market conditions.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               EXPLANATORY NOTE



    This Amendment No. 1 to the Registration Statement is being filed solely for the purpose of filing exhibits to the Registration Statement, and no changes or additions are being made hereby to the Prospectus which forms part of the Registration Statement. Accordingly, the Prospectus has been omitted from this filing.

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers

    Our by-laws require us to defend our senior management in administrative and legal proceedings and to maintain insurance coverage to protect senior management from liability arising from the performance of senior manager's functions. The policy reimburses losses and expenses incurred by us due to wrongful acts of our directors and officers, such as breach of duty, neglect, error, misstatement, misleading statements, omission or acts by our directors and officers in the performance of their position, or any matter claimed against them solely by reason of their functions or positions, including the purchase or sale of our securities. Coverage includes the advancement of defense costs.

Item 9.  Exhibits


Exhibit
Number  Description
------  -----------
 1.1    Form of Underwriting Agreement for Debt Securities.*

 1.2    Form of Underwriting Agreement for Warrants.*

 1.3    Form of Underwriting Agreement for Preferred Shares, Common Shares and Mandatory
        Convertible Securities.*

 4.1    Deposit Agreement, dated as of July 14, 2000, among Petrobras, Citibank N.A., as depositary, and registered holders and beneficial owners from time to time of the American depositary shares, representing the common shares of Petrobras (incorporated by reference to Petrobras' registration statement on Form F-1 (File No. 333-12298)).

 4.2    Amended and Restated Deposit Agreement, dated as of February 21, 2001, among
        Petrobras, Citibank N.A., as depositary, and the registered holders and beneficial owners from time to time of the American depositary shares, representing the preferred shares of
        Petrobras (incorporated by reference to Petrobras' registration statement on Form F-1
        (File No. 333-13660)).

 4.3    Amendment No. 1, dated as of March 23, 2001, to the Amended and Restated Deposit
        Agreement, dated as of February 21, 2001, among Petrobras, Citibank N.A., as depositary, and the registered holders and beneficial owners from time to time of the American depositary shares representing the preferred shares of Petrobras (incorporated by reference to the Petrobras' registration statement on Form F-1 (File No. 333-13660)).

 4.4    Indenture, dated as of  July 19, 2002, between Petrobras and JPMorgan Chase Bank.

 4.5    Indenture, dated as of  July 19, 2002, between PIFCo and JPMorgan Chase Bank.

 4.6    Form of Debt Security (included in Exhibits 4.4 and 4.5).

 4.7    Form of Mandatory Convertible Security.*

 4.8    Amended By-laws of Petrobras (together with an English translation) (incorporated by reference to Exhibit 1(a) of the Petrobras annual report on Form 20-F, File No. 1-15106, for the fiscal year ended December 31, 2001).

 4.9    Memorandum and Articles of Association of PIFCo (incorporated by reference to Exhibit 1 of the PIFCo annual report on Form 20-F, File No. 1-15106, for the fiscal year ended
        December 31, 2001).

 4.10   Form of Debt Warrant Agreement between Petrobras and the Debt Warrant Agent, including a form of Debt Warrant Certificate.*

 4.11   Form of Equity Warrant Agreement between Petrobras and the Equity Warrant Agent, including a form of Equity Warrant Certificate.*

 5.1    Opinion of Souza, Cescon Avedissian, Barrieu e Flesch--Advogados, with respect to the validity of the debt securities, warrants, preferred shares, common shares, mandatory convertible securities, guarantees and standby purchase agreements.

Exhibit
Number  Description
------  -----------
 5.2    Opinion of Walkers, with respect to the validity of the debt securities of PIFCo.

 5.3    Opinion of Cleary, Gottlieb, Steen & Hamilton, with respect to the validity of the debt securities and warrants.

 12.1   Statement as to Computation of Ratio to Earnings to Fixed Charges and Preferred
        Dividends of Petrobras.+

 12.2   Statement as to Computation of Ratio of Earnings to Fixed Charges of PIFCo.+

 15.1   Letter of PricewaterhouseCoopers Auditores Independentes concerning unaudited interim financial information of Petrobras.+

 23.1   Consents of PricewaterhouseCoopers Auditores Independentes.+

 23.2   Consent of Souza, Cescon Avedissian, Barrieu e Flesch--Advogados (included in
        Exhibit 5.1).

 23.3   Consent of Walkers (included in Exhibit 5.2).

 23.4   Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit 5.3).

 23.5   Consent of DeGolyer and MacNaughton (incorporated by reference to Exhibit 10(a) of the
        Petrobras annual report on Form 20-F, File No. 1-15106, for the fiscal year ended
        December 31, 2001).

 23.6   Consent of Gaffney, Cline and Associates (incorporated by reference to Exhibit 10(a) of the
        Petrobras annual report on Form 20-F, File No. 1-15106, for the fiscal year ended
        December 31, 2001).

 24.1   Power of Attorney (contained on page II-4 of the original Registration Statement).+

 25.1   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase
        Bank with respect to Petrobras indenture.+

 25.2   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase
        Bank with respect to PIFCo indenture.+

--------

* To be filed by amendment or incorporated by reference. Petrobras and/or PIFCo will file as an Exhibit to a report on Form 6-K that is incorporated by reference into this registration statement any related form utilized in the future and not previously filed by means of an amendment or incorporated by reference.


+ Previously filed.


Item 10.  Undertakings

    The undersigned registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

        (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X promulgated by the Securities and Exchange Commission if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

    The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                  SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Petroleo Brasileiro S.A.--Petrobras certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 19, 2002 in the City of Rio de Janeiro, Brazil.


                               PETROLEO BRASILEIRO S.A--PETROBRAS

                               By:     /S/  JOAO PINHEIRO NOGUEIRA BATISTA
                                   --------------------------------------------
                                   Name: Joao Pinheiro Nogueira Batista
                                   Title:   Chief Financial Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities and on July 19, 2002.



                 Signature                             Title
                 ---------                             -----

                     *                  Chairman of the Board
    -----------------------------------
           Pedro Pullen Parente

                     *                  Director and Presiden
    -----------------------------------   (Principal Executive Officer)
       Francisco Roberto Andre Gros

    /S/  JOAO PINHEIRO NOGUEIRA BATISTA Chief Financial Officer (Principal
    -----------------------------------   Financial Officer)
      Joao Pinheiro Nogueira Batista

                     *                  Chief Accounting Officer (Principal
    -----------------------------------   Accounting Officer)
       Marcos Antonio Silva Menezes

                     *                  Director
    -----------------------------------
             Gerald Dinu Reiss

                     *                  Director
    -----------------------------------
    Zenildo Gonzaga Zoroastro De Lucena

                     *                  Director
    -----------------------------------
         Jorge Gerdau Johannpeter

                     *                  Director
    -----------------------------------
            Eleazar de Carvalho

                     *                  Director
    -----------------------------------
          Roberto Egydio Setubal

                     *                  Director
    -----------------------------------
       Claudio Luiz da Silva Haddad

               Signature                 Title
               ---------                 -----


                       *           Director
              --------------------
              Guilherme Gomes Dias

              /S/  THEODORE HELMS  Authorized U.S. Representative
              --------------------
                 Theodore Helms




By: /S/  JOAO PINHEIRO NOGUEIRA BATISTA
    ---------------------------------------------------
    Name:  Joao Pinheiro Nogueira Batista
    Title: Chief Financial Officer (Principal Financial
           Officer) and Attorney-in-Fact

                                  SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Petrobras International Finance Company--PIFCo certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 19, 2002 in the City of Rio de Janeiro, Brazil.


                                          PETROBRAS INTERNATIONAL FINANCE
                                            COMPANY--PIFCo

                                       By: /S/  ALMIR GUILHERME BARBASSA
                                           -----------------------------------
                                           Name:  Almir Guilherme Barbassa
                                           Title: Chairman of the Board
                                                  Directors, PIFCo


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities and on July 19, 2002.


                Signature             Title
                ---------             -----

      /S/  ALMIR GUILHERME BARBASSA   Chairman of the Board Directors,
    ---------------------------------   PIFCo
        Almir Guilherme Barbassa

    /S/  CARLOS NEY MARTIN DE ANDRADE Director, PIFCo
    ---------------------------------
      Carlos Ney Martin de Andrade

      /S/  DANIEL LIMA DE OLIVEIRA    Financial Manager, PIFCo (Principal
    ---------------------------------   Financial Officer)
         Daniel Lima de Oliveira

    /S/  MARIANGELA MONTEIRO TIZATTO  Accounting Manager, PIFCo (Principal
    ---------------------------------   Accounting Officer)
       Mariangela Monteiro Tizatto

           /S/  THEODORE HELMS        Authorized U.S. Representative, PIFCo
    ---------------------------------
             Theodore Helms

                               INDEX TO EXHIBITS


Exhibit
Number  Description
------  -----------

 1.1    Form of Underwriting Agreement for Debt Securities.*

 1.2    Form of Underwriting Agreement for Warrants.*

 1.3    Form of Underwriting Agreement for Preferred Shares, Common Shares and Mandatory
        Convertible Securities.*

 4.1    Deposit Agreement, dated as of July 14, 2000, among Petrobras, Citibank N.A., as depositary, and registered holders and beneficial owners from time to time of the American depositary shares, representing the common shares of Petrobras (incorporated by reference to Petrobras' registration statement on Form F-1 (File No. 333-12298)).

 4.2    Amended and Restated Deposit Agreement, dated as of February 21, 2001, among
        Petrobras, Citibank N.A., as depositary, and the registered holders and beneficial owners from time to time of the American depositary shares, representing the preferred shares of
        Petrobras (incorporated by reference to Petrobras' registration statement on Form F-1 (File
        No. 333-13660)).

 4.3    Amendment No. 1, dated as of March 23, 2001, to the Amended and Restated Deposit
        Agreement, dated as of February 21, 2001, among Petrobras, Citibank N.A., as depositary, and the registered holders and beneficial owners from time to time of the American depositary shares representing the preferred shares of Petrobras (incorporated by reference to the
        Petrobras' registration statement on Form F-1 (File No. 333-13660)).

 4.4    Indenture, dated as of July 19, 2002, between Petrobras and JPMorgan Chase Bank.

 4.5    Indenture, dated as of July 19, 2002, between PIFCo and JPMorgan Chase Bank.

 4.6    Form of Debt Security (included in Exhibits 4.4 and 4.5).

 4.7    Form of Mandatory Convertible Security.*

 4.8    Amended By-laws of Petrobras (together with an English translation) (incorporated by reference to Exhibit 1(a) of the Petrobras annual report on Form 20-F, File No. 1-15106, for the fiscal year ended December 31, 2001).

 4.9    Memorandum and Articles of Association of PIFCo (incorporated by reference to Exhibit 1 of the PIFCo annual report on Form 20-F, File No. 1-15106, for the fiscal year ended
        December 31, 2001).

4.10    Form of Debt Warrant Agreement between Petrobras and the Debt Warrant Agent, including a form of Debt Warrant Certificate.*

4.11    Form of Equity Warrant Agreement between Petrobras and the Equity Warrant Agent, including a form of Equity Warrant Certificate.*

 5.1    Opinion of Souza, Cescon Avedissian, Barrieu e Flesch--Advogados, with respect to the validity of the debt securities, warrants, preferred shares, common shares, mandatory convertible securities, guarantees and standby purchase agreements.

 5.2    Opinion of Walkers, with respect to the validity of the debt securities of PIFCo.

 5.3    Opinion of Cleary, Gottlieb, Steen & Hamilton, with respect to the validity of the debt securities and warrants.

12.1    Statement as to Computation of Ratio to Earnings to Fixed Charges and Preferred Dividends
        of Petrobras.+

Exhibit
Number  Description
------  -----------

12.2    Statement as to Computation of Ratio of Earnings to Fixed Charges of PIFCo.+

15.1    Letter of PricewaterhouseCoopers Auditores Independentes concerning unaudited interim financial information of Petrobras.+

 23.1   Consents of PricewaterhouseCoopers Auditores Independentes.+

 23.2   Consent of Souza, Cescon Avedissian, Barrieu e Flesch--Advogados (included in Exhibit
        5.1).

 23.3   Consent of Walkers (included in Exhibit 5.2).

 23.4   Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit 5.3).

 23.5   Consent of DeGolyer and MacNaughton (incorporated by reference to Exhibit 10(a) of the
        Petrobras annual report on Form 20-F, File No. 1-15106, for the fiscal year ended December
        31, 2001).

 23.6   Consent of Gaffney, Cline and Associates (incorporated by reference to Exhibit 10(a) of the
        Petrobras annual report on Form 20-F, File No. 1-15106, for the fiscal year ended December
        31, 2001).

 24.1   Power of Attorney (contained on page II-4 of the original Registration Statement).+

 25.1   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase
        Bank with respect to Petrobras indenture.+

 25.2   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase
        Bank with respect to PIFCo indenture.+

--------
* To be filed by amendment or incorporated by reference. Petrobras and/or PIFCo will file as an Exhibit to a report on Form 6-K that is incorporated by reference into this registration statement any related form utilized in the future and not previously filed by means of an amendment or incorporated by reference.

+ Previously filed.